UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Address of Principal Executive Offices)

(919) 859-1302
(Registrant’s telephone number, including area code)

________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq global select market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

The information regarding the Pre-Funded Warrants in Item 8.01 below is incorporated herein by reference.

Item 8.01.  Other Events.

On May 27, 2020, BioCryst Pharmaceuticals, Inc., (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Piper Sandler & Co., as representatives of the underwriters named in Schedule 1 thereto (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of (a) 18,711,113 shares of the Company’s common stock at a price to the public of $4.50 per share, and (b) pre-funded warrants to purchase 3,511,111 shares of its common stock at a price to the public of $4.49 per pre-funded warrant (the “Pre-Funded Warrants”). Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 30-day option (the “Underwriters’ Option”) to purchase up to an additional 3,333,334 shares of the Company’s common stock. On May 28, 2020, the Underwriters exercised the Underwriters’ Option in full. Total gross proceeds from the Offering to the Company, including from the exercise of the Underwriters’ Option, are expected to be $115 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Pre-Funded Warrants have an exercise price of $0.01 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock and also upon any distributions of assets to the Company's stockholders. Each Pre-Funded Warrant is exercisable upon issuance.  In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction. The Pre-Funded Warrants do not contain voting rights or any of the other rights or privileges as a holder of the Company’s common stock. The foregoing summary of the Pre-Funded Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The shares issuable in the Offering, including pursuant to the Underwriters’ Option, the Pre-Funded Warrants, and the shares of common stock issuable upon exercise of the Pre-Funded Warrants, have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a registration statement on Form S-3 (Registration No. 333-237820) of the Company (the “Registration Statement”), and a prospectus supplement dated May 27, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 29, 2020. The closing of the Offering, including the shares issuable pursuant to the exercise of the Underwriters’ Option, is expected to occur on June 1, 2020. The legal opinion of Gibson, Dunn & Crutcher LLP relating to the Registration Statement is filed herewith as Exhibit 5.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 27, 2020, by and among BioCryst Pharmaceuticals, Inc. and J.P. Morgan Securities LLC and Piper Sandler & Co., as representatives of the underwriters named in Schedule 1 thereto.

4.1	Form of Warrant to Purchase Common Stock, dated June 1, 2020.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2020	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer